UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2025

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 Buckthorne Place, Suite 420
The Woodlands, Texas 77380
(Address of principal executive offices)(Zip Code)

(713) 714-6100
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	GIFI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 7, 2025, Gulf Island Fabrication, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IES Holdings, Inc. (“IES”), a Delaware corporation, and IES Merger Sub, LLC, a Louisiana limited liability company and an indirect wholly owned subsidiary of IES (“Merger Sub”). The Merger Agreement provides that, among other things and on the terms and subject to the conditions of the Merger Agreement, (1) Merger Sub will merge with and into the Company, with the Company surviving the Merger as an indirect wholly owned subsidiary of IES (the “Merger”), and (2) at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s common stock, no par value per share (the “Common Stock”), as of immediately prior to the Effective Time (other than certain excluded shares) will be converted into the right to receive $12.00 in cash, without interest, and subject to deduction for any required tax withholding (the “Merger Consideration”).

The Board of Directors (the “Board”) of the Company has approved the Merger, Merger Agreement and the transactions contemplated thereby and has resolved to recommend that the Company’s shareholders approve the Merger Agreement.

Treatment of Equity Awards

The Company’s directors and executive officers hold outstanding equity-based awards consisting of both time-based and performance-based restricted stock units that represent the right to receive an equivalent number of shares of Common Stock (the “Company RSU Award(s)”). Under the terms of the Merger Agreement, each outstanding award of time-based restricted stock units granted under the Company’s equity incentive plans  shall, at the Effective Time, be converted into the right to receive upon vesting a cash payment in an amount equal to the product of (i) the number of shares of Common Stock subject to such Company RSU Award immediately prior to the Effective Time multiplied by (ii) $12.00, the Merger Consideration (each, a “Substitute Award”). Additionally, under the terms of the Merger Agreement, each outstanding performance-based Company RSU Award with a performance period that is incomplete (or that is complete but for which performance is not determinable) as of the Effective Time shall be treated as if performance had been achieved at the target level (i.e., 100%), and shall be converted to a Substitute Award. Each Substitute Award shall remain subject to the original vesting terms and conditions as the underlying Company RSU Award, except as otherwise provided under the terms and conditions of the Merger Agreement or any employment agreement by and between the holder of a Substitute Award and the surviving corporation, and will pay out as follows:

•
Non-Employee Directors’ Substitute Awards. The Company RSU Awards held by non-employee directors’ provide for the automatic acceleration of vesting upon a change of control if the director ceases to serve as a member of the Board as a result of the change of control.  As such, the Substitute Awards held by non-employee directors will vest upon the Effective Time of the Merger and will be settled in accordance with the terms of the Merger Agreement; and

•
Executive Officers’ and Other Employees’ Substitute Awards. The Company RSU Awards held by the Company’s executive officers and employees provide for acceleration of vesting in connection with certain terminations of employment following a change of control.  Specifically, following the Effective Time, the Substitute Awards held by the Company’s executive officers  (except for Richard W. Heo, the Company’s Chief Executive Officer, and Westley S. Stockton, the Company’s Chief Financial Officer) and other employees will continue to vest according to the original vesting schedule under the underlying Company RSU Award, except that vesting will accelerate if the recipient’s employment is terminated (i) by the surviving corporation without cause prior to the vesting date, or (ii) by such recipient with good reason within one year following the Merger. The treatment of the Company RSU Awards held by Messrs. Heo and Stockton immediately prior to the Effective Time will be governed by the  terms of the employment agreement that each has entered into with the Company (as described in more detail below under Item 5.02), which agreements provide that the Substitute Awards will continue to vest according to the original vesting schedule under the underlying Company RSU Award and any unvested Substitute Awards will vest at the end of the term of such employment agreement or earlier if the executive dies or his employment is terminated by the surviving corporation.

Conditions to the Merger

The completion of the Merger is subject to the satisfaction or waiver of certain customary mutual closing conditions, including, among other things, the approval of the Merger Agreement by at least a majority of the votes entitled to be cast on the matter by holders of the outstanding shares of Common Stock (the “Company Shareholder Approval”), and  the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended, the “HSR Act”). The obligation of IES to consummate the Merger is also conditioned on no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the execution of the Merger Agreement. The consummation of the Merger is not subject to any financing condition.

Termination

The Merger Agreement contains termination rights for each of the Company and IES (1) if the consummation of the Merger does not occur on or before August 7, 2026 (the “End Date”), (2) if the Company Shareholder Approval is not obtained following a meeting of the Company’s shareholders for purposes of obtaining such Company Shareholder Approval, (3) if the other party breached its representations or warranties or failed to comply with its covenants or perform its other obligations contained in the Merger Agreement and such party does not timely cure, and (4) if an injunction has been issued and becomes final or law has been passed permanently enjoining or preventing the consummation of the transactions contemplated by the Merger Agreement. The Merger Agreement contains a termination right for the Company in order for the Company to substantially concurrently enter into a Company Acquisition Agreement (as defined in the Merger Agreement) providing for a Company Superior Offer (as defined in the Merger Agreement) prior to the receipt of the Company Shareholder Approval, subject to certain conditions. The Merger Agreement contains termination rights for IES (1) if, subject to certain conditions, the Board adversely changes its recommendation to the Company’s shareholders with respect to the Merger, and (2) for a willful breach of the Company’s covenants, including the non-solicitation covenant. The Company and IES may also terminate the Merger Agreement by mutual written consent.

The Company is required to pay IES a termination fee of approximately $7.6 million (the “Termination Fee”) in cash upon termination of the Merger Agreement under specified circumstances, including, among others, (1) termination by IES in the event that the Board adversely changes its recommendation to the Company’s shareholders with respect to the Merger or (2) termination by the Company to enter into a Company Acquisition Agreement (as defined in the Merger Agreement) providing for a Company Superior Offer (as defined in the Merger Agreement).

IES Voting

Based on representations made to the Company in the Merger Agreement, IES owns approximately 565,886 shares (or 3.5%) of the Common Stock. Pursuant to the Merger Agreement, IES has agreed to, and will cause its affiliates to, at the Special Meeting, and at every adjournment or postponement of the shareholder meeting (subject to the limits on the number of postponements and adjournments set forth in the Merger Agreement), and in any action by written consent of shareholders of the Company, (1) appear (in person or by proxy) at each such meeting or otherwise cause all of the securities of the Company that IES and its affiliates are entitled to vote to be counted as present thereat for purposes of calculating a quorum, and (2) cause all of the shares of Common Stock with respect to which IES and its affiliates have voting rights to be voted, and duly execute and deliver any written consent of shareholders of the Company with respect to such shares of Common Stock, “FOR” (i) the proposal to approve the Merger Agreement and the Merger, (ii) any proposal to adjourn or postpone the Special Meeting to a later date if there are not sufficient votes for approval (subject to the limits on the number of postponements and adjournments set forth in the Merger Agreement), and (iii) each of the other actions contemplated by the Merger Agreement.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations and warranties of the Company, IES and Merger Sub, in each case generally subject to materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company, IES and Merger Sub, including covenants relating to the Company conducting its and its subsidiaries’ business in the ordinary course, preserving its business organizations substantially intact, preserving existing relations with key business partners substantially intact and refraining from taking certain actions without IES’s consent, subject to certain exceptions.

The Merger Agreement generally restricts the Company’s ability to directly or indirectly solicit Company Acquisition Proposals (as defined in the Merger Agreement) from third parties (including by furnishing non-public information), to participate in discussions or negotiations with third parties regarding any Company Acquisition Proposal or to enter into agreements providing for any Company Acquisition Proposal. Under certain circumstances, however, and in compliance with certain obligations contained in the Merger Agreement, the Company is permitted to engage in negotiations with, and provide non-public information to, third parties that have made an unsolicited Company Acquisition Proposal on the Board’s determination in good faith, after consultation with financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes, or could reasonably be expected to result in, a Company Superior Offer (as defined in the Merger Agreement) and the failure to participate in such negotiations or to furnish such information would reasonably be likely to be inconsistent or deemed inconsistent with the Board’s fiduciary duties under applicable law.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement and the above description have been included to provide investors and shareholders with information regarding its terms. They are not intended to provide any other factual information about the Company or the other parties thereto. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, IES and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as annexes to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Voting and Support Agreement

Concurrently with the execution of the Merger Agreement, certain of the Company’s directors and executive officers and Piton Capital Partners LLC (“Piton Capital”), an affiliate of Robert Averick, a director of the Company (collectively, the “Supporting Shareholders”), entered into a voting and support agreement (the “Voting Agreement”) with IES. Under the Voting Agreement, each of the Supporting Shareholders agreed, among other things, to vote the shares of Common Stock beneficially owned by the Supporting Shareholders in favor of the approval of the Merger Agreement and certain other matters, subject to the terms and conditions of such Voting Agreement. The Supporting Shareholders own approximately 20% of the Common Stock.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting and Support Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the signing of the Merger Agreement, the Company entered into employment agreements with Mr. Heo (the “Heo Employment Agreement”), and Mr. Stockton (the “Stockton Employment Agreement” and, together with the Heo Employment Agreement, the “Employment Agreements”), to be effective as of, and contingent upon the occurrence of, the Closing Date (as defined in the Merger Agreement). Pursuant to the Employment Agreements,  as of the Closing Date, Mr. Heo will serve as Senior Vice President and General Manager of the Company, with a term expiring on September 30, 2026, and Mr. Stockton will serve as Senior Vice President, Finance, of the Company, with a term expiring on June 30, 2026.

The Heo Employment Agreement provides for, among other things, an annual base salary of $535,000 (pro-rated for the term of employment) and a cash bonus of $401,250. The Stockton Employment Agreement provides for, among other things, an annual base salary of $375,000 (pro-rated for the term of employment) and a cash bonus of $150,000. The executive’s receipt of the cash bonus is contingent on continued employment through the applicable term, provided, however, that if the executive dies or is terminated by the Company prior to expiration of the term, he will receive a prorated bonus. The Employment Agreements also contain certain restrictive covenants following the expiration of the agreement, including non-competition covenants (lasting one-year for Mr. Heo and through December 31, 2026 for Mr. Stockton).

Under the Employment Agreements, if the executive maintains employment through the applicable term of his employment agreement, or if he dies or is terminated by the Company for any reason prior to the end of the applicable term of employment, then: (i) he will receive the cash severance payments due under his current change of control agreement with the Company, and (ii) any outstanding Company RSU Awards held by such executive will vest and be paid out at the Merger Consideration price of $12.00 per share. If either Messrs. Heo or Stockton resign prior to the end of the applicable term of employment, he will forfeit his change of control severance payments and his unvested Company RSU Awards.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements, copies of which are filed as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

Cautionary Statement on Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to the consummation of the Merger and the realization of the anticipated benefits of the Merger. The words “anticipates,” “may,” “can,” “plans,” “expects,” “expected,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “proposed,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

We caution readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or Company Change in Recommendation (as defined in the Merger Agreement); the inability to complete the Merger due to the failure to obtain the shareholder approval necessary for the Merger; the failure to obtain, delays in obtaining, or adverse conditions contained in any required regulatory or other approvals for consummation of the Merger or the failure to satisfy other conditions to completion of the Merger; the failure of the Merger to close for any other reason, including due to a Company Material Adverse Effect (as defined in the Merger Agreement); risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Merger; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the Merger Agreement, the Merger or otherwise; the risk that the pendency of the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the Merger; the effect of the announcement of the Merger on the Company’s relationships with its contractual counterparties, including customers, operating results and business generally; the amount of the costs, fees, expenses and charges related to the Merger; and other factors described under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by subsequent filings with the SEC.

Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made, which we cannot control. Further, we may make changes to our plans that could affect our results. We caution investors that we undertake no obligation to publicly update or revise any forward-looking statements, which speak only as of the date made, for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, and notwithstanding any changes in our assumptions, changes in plans, actual experience or other changes.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction between the Company, IES and Merger Sub. The Company expects to announce a special meeting of the Company’s shareholders as soon as practicable to obtain shareholder approval of the proposed transaction. In connection with the transaction, the Company intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. YOU ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. You may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the investor relations section of the Company’s website located at https://ir.gulfisland.com/sec-filings/all-sec-filings, or by requesting copies from the Secretary of the Company at (713) 714-6100 or 2170 Buckthorne Place, Suite 420, The Woodlands, Texas, 77380.

Participants to Solicitation

The directors and executive officers of the Company, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the Company’s directors and executive officers is available in the Company’s definitive proxy statement filed with the SEC on April 10, 2025 in connection with the Company’s 2025 annual meeting of shareholders. This document can be obtained free of charge from the sources indicated above. Other information regarding persons who may be deemed participants in the solicitation of proxies and a description of their interests, by security holdings or otherwise, will be included in the proxy statement relating to the transaction (when available) and other relevant materials to be filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1†	Agreement and Plan of Merger, dated as of November 7, 2025, by and among IES Holdings, Inc., IES Merger Sub, LLC and Gulf Island Fabrication, Inc.

10.1	Voting and Support Agreement, dated November 7, 2025, by and among IES Holdings, Inc., Gulf Island Fabrication, Inc. and the Supporting Shareholders party thereto

10.2	Employment Agreement dated November 7, 2025 by and between Gulf Island Fabrication, Inc. and Richard W. Heo, effective as of the Closing Date

10.3	Employment Agreement dated November 7, 2025 by and between Gulf Island Fabrication, Inc. and Westley S. Stockton, effective as of the Closing Date

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†
Certain exhibits, schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or attachment to this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

	By:	/s/ Westley S. Stockton
Westley S. Stockton
Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
Dated: November 10, 2025